EXHIBIT 99.1

PRESS RELEASE                                       Source: Tag-It Pacific, Inc.

         TAG-IT PACIFIC, INC. REPORTS NET EARNINGS FOR THE THIRD QUARTER
                            AND NINE MONTHS OF 2006

       COMPANY REPORTS RESTRUCTURING COMPLETE - THIRD QUARTER SALES UP 41%
              2006 THIRD QUARTER NET INCOME OF $0.02 PER SHARE VS.
                        2005 NET LOSS OF $0.56 PER SHARE

Monday, November 13, 2006

LOS ANGELES--(BUSINESS WIRE)--Nov. 13, 2006--Tag-It Pacific, Inc. (AMEX: TAG), brand owner of Talon(R) zippers and a full service outsourced trim management supplier for manufacturers of fashion apparel, today announced financial results for the Company's third quarter and nine-month period ended September 30, 2006.

For the three months ended September 30, 2006 the Company reported Net Income of $339,000, or $0.02 per share, as compared to a Net Loss for the same period in 2005 of $10,285,000, or $0.56 per share. "The net income for the third quarter of 2006 represents another significant step in the continuation in our turn-around efforts", commented Stephen Forte, the Company's CEO. "These results are very encouraging and evidence the new direction and momentum of the Company. Our business is now beginning to reflect the success of our restructuring plan implemented late in 2005, and we believe our sales growth is evidencing the success of our global growth strategy. We believe both the restructuring and our growth plans contributed to our positive performance," Mr. Forte said. The net income for the third quarter in 2006 includes a $117,000 non-cash compensation charge for employee stock options in accordance with FAS 123(R) which was adopted by the Company at the beginning of 2006.

For the nine months ended September 30, 2006 the Company reported net income of $264,000, or $0.01 per share as compared to a net loss of $24,410,000 or a net loss per share of $1.34 for the first nine months of 2005. The net income for the nine months ended September 30, 2006 included $283,000 in non-cash compensation expense in connection with the adoption of FAS 123(R) at the beginning of the year.

Sales for the three months ended September 30, 2006 were $13,367,000 as compared to sales of $9,473,000 for the same quarter in 2005. The improvement in sales for the third quarter in 2006 as compared to the same period in 2005 reflects double-digit growth in all of our product lines with the continuing expansion of our business in Asia. The growth in Asia has substantially offset the sales declines in the U.S. and Latin America that resulted from the shift, beginning in 2004, of apparel industry production to Asia. Sales for the third quarter of 2005 were partially impacted by our restructuring efforts implemented during the quarter that closed assembly operations in Mexico and the manufacturing plant in North Carolina. Gross profit for the three months ended September 30, 2006 increased over the same period in 2005 by $6.2 million as the Company eliminated substantial operating and manufacturing costs, avoided excess inventory and obsolescence costs, and improved its overall margin on sales. Gross profit for the three months ended September 30, 2005 included restructuring charges of $3.5 million associated principally with valuation reserves on inventory. The net loss for the nine months ended September 30, 2005 also included a $1.0 million provision for the deferred tax asset valuation reserves.

For the nine months ended September 30, 2006 sales were $38,251,000, as compared to sales of $38,168,000 for the same period in 2005. The sales increase for the period results from the impact of rapidly growing apparel sales in Asia as the Company's sales in Mexico and the U.S. declined. The sales increase for the nine months ended September 30, 2006 over the same period in 2005 also reflects growth within our core products offsetting the impact of approximately $6.2 million of Mexico sales from the same period in 2005 that were discontinued.

In October 2006 our exclusive supply contract with our single customer for our patented TekFit waistband product expired pursuant to its terms. With the expiration of this exclusive contract we now have the ability to sell our waistband products to multiple brands and retailers. Over the longer term, this should expand the market for our waistband products considerably. Nonetheless, purchase commitments from the expired contract are expected to decline significantly through the next two quarters, and it is unlikely that shipments of our waistband products to new customers will fully offset the decline in sales to our prior exclusive customer in the near term.

Gross margins for the nine months ended September 30, 2006 improved $9.2 million from the same period in 2005 partly as a result of the restructuring costs of $3.5 million incurred in 2005, but also as a result of improved product margins, lower distribution and manufacturing costs, and reduced obsolescence costs in 2006 as compared to 2005.

Operating expenses for the three and nine months ended September 30, 2006 were lower than the same periods in 2005 by $4.5 million and $14.0 million, respectively. The cost reductions are partially the result of restructuring and goodwill impairment charges of $2.7 million in the third quarter of 2005, and $6.6 million in provisions for uncollectible receivables in Mexico that was recorded in the first nine months of 2005. In addition to the elimination of these 2005 charges, operating expenses in 2006 were also lower than 2005 due to reduced employee costs, lower legal and professional costs, reduced travel costs and lower overall operating expenses as the Company operated with a smaller more efficient organizational structure. The overall operating cost savings for the quarter and nine months ended September 30, 2006 as compared to the same periods in 2005 is also net of increased spending in sales and marketing to promote global growth, and the added non-cash compensation costs associated with the implementation of FAS 123(R).

"We have successfully executed our business restructuring and growth plans during the first nine months of 2006" Stephen Forte stated, "and we are confident that with our new organization structure, operating disciplines, and strategic focus that our efforts will continued to result in renewed shareholder confidence and value".


   *                 *                *                 *                 *

TELECONFERENCE INFORMATION
Management will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) Monday, November 13, 2006 to discuss 2006 third quarter and nine months results.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-338-6760. International callers should dial 973-582-2858. There is no pass code required for this call.

If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through November 30, 2006 midnight Eastern time and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int'l), replay pin number: 8104706.

This call is being webcast by ViaVid Broadcasting and can be accessed at http://viavid.net/dce.aspx?sid=00003474.


ABOUT TAG-IT PACIFIC, INC.

Tag-It distributes zippers under its Talon(R) brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Wal-Mart and JCPenney. Tag-It also supplies a full range of trim items to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers, including Levi Strauss & Co., Motherworks, Express, The Limited, New York & Co., Victoria's Secret and House of Dereon, among others.


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


FORWARD LOOKING STATEMENTS:

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include projected the effects of our restructuring plan,and growth strategy in future periods and the effects of the expiration of our exclusive supply contract for TekFit waistbands. Factors which could cause actual results to differ materially from these forward-looking statements include our ability to acquire new customers for our TekFit waistbands, an unfavorable outcome in litigation in which we are party, the unanticipated loss of one or more major customers, economic conditions, pricing pressures and other competitive factors and our management of the growth strategy. These and other risks are more fully described in our filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contact:
Tag-It Pacific, Inc.
Rayna Long, 818-444-4128
rlong@tagitpacific.com


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


                                     TAG-IT PACIFIC, INC.
                             Consolidated Statements of Operations
                                          (unaudited)

                                            Three Months Ended             Nine Months Ended
                                               September 30,                 September 30,
                                       ---------------------------    ---------------------------
                                           2006           2005            2006           2005
                                       ------------   ------------    ------------   ------------
Net sales ..........................   $ 13,366,945   $  9,472,898    $ 38,251,248   $ 38,167,821
Cost of goods sold .................      9,218,539     11,567,128      27,132,880     36,254,108
                                       ------------   ------------    ------------   ------------
   Gross profit ....................      4,148,406     (2,094,230)     11,118,368      1,913,713

Selling expenses ...................        910,996        549,434       2,131,515      1,940,283
General and administrative expenses       2,684,695      4,908,555       8,136,448     19,649,868
Impairment of goodwill .............           --          450,000            --          450,000
Restructuring Costs ................           --        2,278,835            --        2,278,835
                                       ------------   ------------    ------------   ------------
   Total operating expenses ........      3,595,691      8,186,824      10,267,963     24,318,986

Income (loss) from operations ......        552,715    (10,281,054)        850,405    (22,405,273)
Interest expense, net ..............        158,741        264,551         519,692        802.400
                                       ------------   ------------    ------------   ------------
Income (loss) before income taxes ..        393,974    (10,545,605)        330,713    (23,207,673)
Provision (benefit) for income taxes         54,857       (260,731)         66,357      1,202,282
                                       ------------   ------------    ------------   ------------
   Net Income (loss) ...............   $    339,117   $(10,284,874)   $    264,356   $(24,409,955)
                                       ============   ============    ============   ============

Basic income (loss) per share ......   $       0.02   $      (0.56)   $       0.01   $      (1.34)
                                       ============   ============    ============   ============
Diluted income (loss) per share ....   $       0.02   $      (0.56)   $       0.01   $      (1.34)
                                       ============   ============    ============   ============

Weighted average number of common
 shares outstanding:
   Basic ...........................     18,440,927     18,241,045      18,347,509     18,220,731
                                       ============   ============    ============   ============
   Diluted .........................     19,279,648     18,241,045      18,719,531     18,220,731
                                       ============   ============    ============   ============


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


                                 TAG-IT PACIFIC, INC.
                             CONSOLIDATED BALANCE SHEETS


                                                       (unaudited)
                                                       September 30,   December 31,
                                                           2006            2005
                                                       ------------    ------------
                        Assets
Current Assets:
   Cash and cash equivalents .......................   $  3,726,234    $  2,277,397
   Trade accounts receivable, net ..................      5,054,939       5,652,990
   Note receivable .................................      1,344,049         662,369
   Inventories .....................................      3,150,063       5,573,099
   Prepaid expenses and other current assets .......        681,513         618,577
                                                       ------------    ------------
      Total current assets .........................     13,956,798      14,784,432

Property and equipment, net ........................      5,846,119       6,438,096
Fixed assets held for sale .........................        826,904         826,904
Note receivable, less current portion ..............      1,778,781       2,777,631
Due from related parties ...........................        643,774         730,489
Other intangible assets, net .......................      4,172,001       4,255,125
Other assets .......................................        449,396         508,117
                                                       ------------    ------------
Total assets .......................................   $ 27,673,773    $ 30,320,794
                                                       ============    ============

          Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable ................................   $  4,857,098    $  6,719,226
   Accrued legal costs .............................        722,550       2,520,111
   Other accrued expenses ..........................      3,814,618       4,168,552
   Demand notes payable to related parties .........        664,971         664,971
   Current portion of capital lease obligations ....        425,896         590,884
   Current portion of notes payable ................      1,495,196         186,837
                                                       ------------    ------------
      Total current liabilities ....................     11,980,329      14,850,581

Capital lease obligations, less current portion ....        586,807         856,495
Notes payable, less current portion ................      1,112,623       1,261,018
Secured convertible promissory notes ...............     12,464,557      12,440,623
                                                       ------------    ------------
      Total liabilities ............................     26,144,316      29,408,717
                                                       ------------    ------------

Commitments, Contingencies and guarantees - (Note 5)           --              --

Stockholders' equity:
   Preferred stock, Series A $0.001 par value;
      250,000 shares authorized, no shares
      issued or outstanding ........................           --              --
   Common stock, $0.001 par value, 100,000,000
      shares authorized; 18,466,433 shares issued
      and outstanding at September 30, 2006;
      18,241,045 at December 31, 2005 ..............         18,466          18,241
   Additional paid-in capital ......................     51,680,677      51,327,878
   Accumulated deficit .............................    (50,169,686)    (50,434,042)
                                                       ------------    ------------
Total stockholders' equity .........................      1,529,457         910,077
                                                       ------------    ------------
Total liabilities and stockholders' equity .........   $ 27,673,773    $ 30,320,794
                                                       ============    ============


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